EGPI Firecreek, Inc. Completes Acquisition of Arctic Solar Engineering, LLC

Acquisition to Initiate EGPI’s Alternative Energy Division

SCOTTSDALE, Ariz., February 4, 2011 - EGPI Firecreek, Inc. (OTCBB: EFIR) is pleased to announce they have finalized and completed the acquisition of St. Louis, MO. based Arctic Solar Engineering, LLC. (“ASE”).

Arctic Solar Engineering, LLC, is an integrator of Solar Thermal Energy technology. Solar Thermal Energy (“STE”) is the most efficient and economical method of capturing and using renewable thermal energy created by the sun every day of the year. The solar collectors that are used capture all visible and non-visible wave lengths of sun light and covert the light into energy at a 90% efficiency. Energy created by ASE’s STE Systems store that energy in water (or other similarly inexpensive storage mediums) and then use that energy in its direct form to heat water, heat space and cool spaces. According to the US Department of Energy, this accounts for 70% of all energy used in commercial and residential structures in the United States.

ASE’s Solar Thermal Energy Systems have little to no local competitors and competition is very limited on a national basis. Currently, the market demand for renewable energy is growing at a dramatic rate, while ASE’s payback is typically faster from the energy produced by their system. The ASE Solar Thermal Energy System typically saves customers on a scale of 10:1 or greater.

Dennis Alexander, EGPI Firecreek CEO, stated, “We are extremely happy to be adding Arctic Solar to our newly established alternative energy division. With current projects in hand and significant pending projects currently in our pipeline, we are confident that our expertise and abilities combined with Arctic’s technologies, will enable us to establish a strong presence in the industry within a very short period of time.” He also stated, “We look forward to keeping our shareholders abreast of relevant news that will be forthcoming within the next several weeks.”

Detailed information in regards to the acquisition of Arctic Solar will be made available in the Company’s 8-K, 10-Q and 10-K filings with the SEC.

About Arctic Solar Engineering, LLC

Arctic Solar Engineering, LLC integrates Solar Thermal Energy technology patented over 30 years ago by Daimler Aerospace in Germany. This technology is used throughout Germany, other parts of Europe, Asia and the Middle East. ASE’s competitive advantage is product knowledge and knowledge of how water based energy systems work and can be successfully implemented to reduce an average building’s energy consumption by up to 70%.

About EGPI Firecreek, Inc.

EGPI Firecreek, Inc.'s business and acquisition strategy is focused on both the vertical integration of enterprises serving the D.O.T. Construction and Intelligent Traffic System markets through South Atlantic Traffic, Inc. (SATCO) alongside its wholly owned subsidiary M3 Lighting, Inc. (M3), and on oil and gas production with an emphasis on acquiring existing fields with proven reserves, the rehabilitation of potentially high throughput oilfields, resource properties and inventories, through its wholly owned subsidiary Energy Producers, Inc. (Energy Producers) and for oil and gas servicing business through its wholly owned subsidiary Chanwest Resources, LLC. EGPI Firecreek, Inc. is also looking to expand into alternative energy sources as well as industries in the energy field.

Safe Harbor

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of EGPI Firecreek, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond EGPI Firecreek, Inc.'s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in EGPI Firecreek, Inc.'s filings with the Securities and Exchange Commission.

FOR MORE INFORMATION ON EGPI/FIRECREEK, INC.

Contact:

EGPI Firecreek, Inc.
Public Relations and Shareholder Information

Joe Vazquez
(754) 204-4549
email: info@egpifirecreek.net